EXHIBIT 5

KHAN FUNDS
                          INVESTMENT ADVISORY AGREEMENT

     THIS INVESTMENT ADVISORY AGREEMENT is made as of the 21 day of April, 1997, by and between KHAN FUNDS (the "Trust"), a trust organized under the laws of the State of Delaware, and KHAN INVESTMENT INC. (the "Advisor"), a Texas corporation.

     In consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, it is hereby agreed by and between the parties hereto as follows:

     1.   IN GENERAL

          (a) The Trust hereby appoints the Advisor to act as investment adviser to the Khan Growth Fund series of the Trust (the "Fund"). The Advisor agrees, all as more fully set forth herein, to provide professional investment management with respect to the investment of the assets of the Fund and to supervise and arrange the purchase and sale of securities held in the portfolio of the Fund.

          (b) In the event that the Trust establishes one or more series other than the Fund with respect to which it desires to retain the Advisor to serve as investment adviser hereunder, it will notify the Advisor in writing. If the Advisor is willing to render such services under this Agreement it will so notify the Trust in writing, whereupon such series will become a "Fund" and will be subject to the provisions of this Agreement to the same extent as the initial Fund except to the extent that such provisions (including those relating to the compensation payable by the Fund to the Advisor) are modified with respect to such Fund in writing by the Trust and the Advisor at the time.

     2.   MANAGEMENT OF THE TRUST

          (a) Subject to the succeeding provisions of this section and subject to the direction and control of the Board of Trustees of the Trust, the Advisor shall decide what securities shall be purchased or sold by the Fund and when, and shall arrange for the purchase and the sale of securities held in the portfolios of the Fund by placing purchase and sale orders for the Fund.

          (b) Any investment purchases or sales made by the Advisor shall at all times conform to, and be in accordance with, any requirements imposed by: (i) the provisions of the Investment Company Act of 1940 (the "Act") and of any rules or regulations in force thereunder; (ii) any other applicable provisions of law; (iii) the provisions of the Agreement and Declaration of Trust and ByLaws of the Trust as amended from time to time; (iv) any policies and determinations of the Board of Trustees of the Trust; and (v) the fundamental policies of the Fund, as reflected in its registration statement under the Act, or as amended by the shareholders of the Fund.

          (c) The Advisor shall give the Trust the benefit of its best judgment and effort in rendering services hereunder. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder ("disabling conduct") on the part of the Advisor (and its officers, directors, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Advisor), the Advisor shall not be subject to liability to the Trust or to any shareholder of the Trust for any act or omission in the course of, or connected with, rendering

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services hereunder, including, without limitation, any error of judgment or mistake of law, or for any loss suffered by any of them in connection with the matters to which this Agreement relates, except to the extent specified in
Section 36(b) of the Act concerning loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services. Except for such disabling conduct, the Trust shall indemnify the Advisor (and its officers, directors, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Advisor) from any liability arising from the Advisor's conduct under this Agreement to the extent permitted by the Agreement and Declaration of Trust and applicable law.

          (d) Nothing in this Agreement shall prevent the Advisor or any affiliated person (as defined in the Act) of the Advisor from acting as investment adviser, manager and/or principal underwriter for any other person, firm or corporation and shall not in any way limit or restrict the Advisor or any such affiliated person from buying, selling or trading any securities for its or their own accounts or the accounts of others for whom it or they may be acting; provided, however, that the Advisor expressly represents that it will undertake no activities which, in its judgment, will adversely affect the performance of its obligations to the Trust under this Agreement.

          (e) The Advisor shall have no responsibility or liability for the accuracy or completeness of the Trust's Registration Statement under the Act except for information supplied by the Advisor for inclusion therein.

     3.   BROKER-DEALER RELATIONSHIPS

     In connection with its duties set forth in Section 2 (a) of this Agreement to arrange for the purchase and the sale of securities held by the Fund by placing purchase and sale orders for the Trust, the Advisor shall select such broker-dealers ("brokers") as shall, in the Advisor's judgment, implement the policy of the Trust to achieve "best execution", I.E., prompt and efficient execution at the most favorable securities price. In making such selection, the Advisor is authorized to consider the reliability, integrity and financial condition of the broker. The Advisor is also authorized to consider whether the broker provides brokerage and/or research services to the Trust and/or other accounts of the Advisor. The commissions paid to any such broker may be higher than another broker would have charged if a good faith determination is made by the Advisor that the commission is reasonable in relation to the services provided, viewed in terms of either that particular transaction or the Advisor's overall responsibilities to the accounts as to which it exercises investment discretion. The Advisor shall use its judgment in determining that the amounts of commissions paid are reasonable in relation to the value of brokerage and research services provided and need not place or attempt to place a specific dollar value on such services or on the portion of commission rates reflecting such services. To demonstrate that such determinations were in good faith, and to show the overall reasonableness of commissions paid, the Advisor shall be prepared to show that commissions paid (i) were for purposes contemplated by this Agreement; (ii) provide lawful and appropriate assistance to the Advisor in the performance of its decision-making responsibilities; and (iii) were within a reasonable range as compared to the rates charged by qualified brokers to other institutional investors as such rates may become known from available information. The Trust recognizes that, on any particular transaction, a higher than usual commission may be paid due to the difficulty of the transaction in question. The Advisor also is authorized to consider sales of shares of the Trust as a factor in the selection of brokers to execute brokerage and principal transactions, subject to the requirements of "best execution", as defined above.

     4.   ALLOCATION OF EXPENSES

     The Advisor shall furnish the Trust, at the Advisor's expense, with all office space and facilities, and equipment and clerical personnel necessary for carrying out its duties under this Agreement. The

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Advisor shall also pay all compensation of all Trustees, officers and employees of the Trust who are affiliated persons of the Advisor. All costs and expenses not expressly assumed by the Advisor under this Agreement shall be paid by the Trust, including, but not limited to (i) interest and taxes; (ii) brokerage commissions; (iii) insurance premiums; (iv) compensation and expenses of its Trustees other than those affiliated with the Advisor; (v) legal and audit expenses; (vi) fees and expenses of the Trust's custodian, transfer agent and accounting services agent; (vii) expenses incident to the issuance of its shares, including issuance of shares on the payment of, or reinvestment of, dividends; (viii) fees and expenses incident to the registration under Federal or state securities laws of the Trust or its shares; (ix) expenses of preparing, printing and mailing reports, notices, proxy material and prospectuses to shareholders of the Trust; (x) all other expenses incidental to holding meetings of the Trust's shareholders; (xi) dues or assessments of or contributions to the Investment Company Institute or any successor or other industry association;
(xii) such non-recurring expenses as may arise, including litigation affecting the Trust and the legal obligations which the Trust may have to indemnify its officers and Trustees with respect thereto; (xiii) fees of the Trust's Administrator and (xiii) the organization costs of the Trust.

     5.   COMPENSATION OF THE ADVISOR

          (a) The Trust agrees to pay the Advisor and the Advisor agrees to accept as full compensation for all services rendered to the Fund by the Advisor as such, an annual management fee, payable monthly and computed on the value of the net assets of the Fund as of the close of business each business day, at the annual rate of 0.75% of such net assets of the Fund.

          (b) In the event the expenses of the Fund (including the fees of the Advisor and the Administrator and amortization of organization expenses, but excluding interest, taxes, brokerage commissions, extraordinary expenses and sales charges and distribution fees) for any fiscal year exceed 2.00% of the average daily net assets of the Fund, the Advisor shall reduce its fee by the amount of such excess and, to the extent necessary, reimburse the Fund for payment of such Fund expenses. Any such reductions or reimbursements are subject to readjustment during the year. The payment of the management fee at the end of any month shall be reduced or postponed or, if necessary, a refund shall be made to the Fund, so that at no time will there be any accrued but unpaid liability under this expense limitation.

     6.   DURATION AND TERMINATION

          (a) This Agreement shall go into effect on the date set forth above and shall, unless terminated as hereinafter provided, continue in effect until December 31, 1998 and thereafter from year to year, but only so long as such continuance is specifically approved at least annually by the Trust's Board of Trustees, including the vote of a majority of the Trustees who are not parties to this Agreement or "interested persons" (as defined in the Act) of any such party cast in person at a meeting called for the purpose of voting on such approval, or by the vote of the holders of a "majority" (as defined interest) of the outstanding voting securities of the Fund.

          (b) This Agreement may be terminated by the Advisor with respect to the Fund at any time without penalty upon giving the Trust sixty (60) days' written notice (which notice may be waived by the Trust) and may be terminated by the Trust at any time with respect to the Fund without penalty upon giving the Advisor sixty (60) days' written notice (which notice may be waived by the Advisor), provided that such termination by the Trust shall be directed or approved by the vote of a majority of all of its Trustees in office at the time or by the vote of the holders of a majority (as defined in the Act) of the voting securities of the Fund. This Agreement shall automatically terminate in the event of its assignment (as defined in the Act).

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     7.   RECORDS

          (a) The Advisor shall maintain all books and records with respect to the securities transactions of the Fund, keep books of account with respect to such transactions, and furnish the Board with such periodic and special reports as the Board may request.

          (b) The Advisor shall treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust and shareholders of the Trust ("Investors") or those persons or entities who respond to inquiries concerning investment in the Trust, and shall not use such records and information for any purpose other than performance of its responsibilities and duties hereunder or under any other agreement with the Trust except after prior notification to and approval in writing by the Trust, which approval will not be unreasonably withheld and may not be withheld where the Advisor may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust. Nothing contained herein, however, shall prohibit the Advisor from advertising to or soliciting the public generally with respect to other products or services, including, but not limited to, any advertising or marketing via radio, television, newspapers, magazines or direct mail solicitation, regardless of whether such advertisement or solicitation may coincidentally include prior or present Investors or those persons or entities who have responded to inquiries regarding the Trust.

          (c) In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Advisor agrees that all records which it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any such records upon the Trust's request. In addition, the Advisor agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

     8.   REPRESENTATIONS AND WARRANTIES

          (a) The Trust represents and warrants to the Advisor that: (i) it is a business trust duly organized and existing and in good standing under the laws of the State of Delaware and is duly qualified to conduct its business in the State of Delaware and in such other jurisdictions wherein the nature of its activities or its properties owned or leased makes such qualification necessary;
(ii) it is a registered open-end management investment company under the 1940 Act; (iii) a registration statement on Form N-1A under the Securities Act of 1933, as amended, on behalf of the Fund is currently effective and will remain effective, and appropriate state securities law filings have been made and will continue to be made, with respect to all shares of the Fund being offered for sale; (iv) it is empowered under applicable laws and by its Declaration of Trust and Bylaws to enter into and perform this Agreement; and (v) all requisite trust proceedings have been taken to authorize it to enter into and perform this Agreement.

          (b) The Advisor represents and warrants to the Trust that: (i) it is a corporation duly organized and existing and in good standing under the laws of the State of Texas and is duly qualified to conduct its business in the State of Texas and in such other jurisdictions wherein the nature of its activities or its properties owned or leased makes such qualification necessary; (ii) it is empowered under applicable laws and by its charter documents to enter into and perform this Agreement; (iii) all requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement; and (iv) it is a registered investment adviser under the Investment Advisers Act of 1940 and applicable state laws.

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     9.   MISCELLANEOUS

          (a) This Agreement constitutes the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to the subject matter hereof. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No amendment of this Agreement will be effective as to a particular Fund until approved by vote of a majority of the outstanding voting securities of such Fund, except as permitted by the Act.

          (b) No Trustee, officer, employee or agent of the Trust shall be subject to any personal liability whatsoever, in his or her official or individual capacity, to any person, including the Advisor, other than the Trust or its shareholders, in connection with the property or affairs of the Trust, save only that arising from his or her bad faith, willful misfeasance, gross negligence or reckless disregard of his or her duty to such person; and all such persons shall look solely to the Trust property for satisfaction of claims of any nature against a Trustee, officer, employee or agent of the Trust arising in connection with the affairs of the Trust. Moreover, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a Fund shall be enforceable against the assets and property of such Fund only, and not against the assets and property of any other series of the Trust.

          (c) This Agreement will be binding upon and will inure to the benefit of the parties hereto and their respective successors and will be governed by the internal laws, and not the law of conflicts of laws, of the state of Texas; provided that nothing herein will be construed in a manner inconsistent with the Act, the Investment Advisers Act of 1940, as amended, or any rule or regulation of the Securities and Exchange Commission thereunder.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by duly authorized persons as of the day and year first above written.


KHAN FUNDS


By_________________________________________
Title______________________________________


KHAN INVESTMENT INC.

___________________________________________

Title______________________________________

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